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AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JUNE 3, 2002.

REGISTRATION NO. 333-87650

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

AMENDMENT NO. 2
TO

FORM S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

PracticeWorks, Inc.
(Exact Name of Issuer as Specified in its Charter)

Delaware	52-2259090
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification Number)
1765 The Exchange Atlanta, Georgia 30339 (770) 850-5006	Dennis J. Stockwell, Esq. Vice President and General Counsel PracticeWorks, Inc. 1765 The Exchange Atlanta, Georgia 30339 (770) 850-5006
(Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)	(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Reinaldo Pascual, Esq. Kilpatrick Stockton LLP 1100 Peachtree Street, N.E., Suite 2800 Atlanta, Georgia 30309-4530 (404) 815-6500	Steven V. Napolitano, Esq. Ernest W. Torain, Jr., Esq. Katten Muchin Zavis Rosenman 525 West Monroe Street Suite 1600 Chicago, Illinois 60661-3693 (312) 902-5200

Approximate date of commencement of proposed sale to the public:
As soon as practicable after this Registration Statement becomes effective.

        If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

        If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 (the "Securities Act"), other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☐

        If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

        If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

        If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. ☐

        The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

        PracticeWorks, Inc. files this amendment to the registration statement on Form S-3, Commission file number 333-87650 (the "Registration Statement"), to revise Part II, Item 17.

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 17.    UNDERTAKINGS.

        The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

        The undersigned Registrant hereby undertakes that:

        (1)  For purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this Registration Statement in reliance upon Rule 430A and contained in a form of prospectus filed by the Registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this Registration Statement as of the time it was declared effective.

        (2)  For the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

II-1

SIGNATURES

        Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing Form S-3 and has duly caused this amendment no. 2 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Atlanta, State of Georgia, on June 3, 2002.

PRACTICEWORKS, INC.
By:	/s/ JAMES K. PRICE James K. Price, President and Chief Executive Officer

        Pursuant to the requirements of the Securities Act, this amendment no. 2 to the Registration Statement has been signed by the following persons in the capacities indicated on the 3rd day of June, 2002.

Signature	Title

/s/ RICHARD E. PERLMAN
Richard E. Perlman	Chairman of the Board of Directors
/s/ JAMES K. PRICE
James K. Price	President, Chief Executive Officer and Director (Principal Executive Officer)
*
James A. Cochran	Senior Vice President, Assistant Secretary, and Chief Financial Officer (Principal Financial and Accounting Officer)
*
James C. Davis	Executive Vice President and Director
*
William R. Jellison	Director
*
William A. Shutzer	Director
*
Raymond H. Welsh	Director
*By:	/s/ JAMES K. PRICE James K. Price, as Attorney-in-fact

II-2

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PART II
SIGNATURES